COMPANY CONTACT

Sean Mahoney
(240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER 2017 RESULTS
Raises 2017 Outlook
BETHESDA, Maryland, Monday, August 7, 2017 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 28 premium hotels in the United States, today announced results of operations for the quarter ended June 30, 2017.

Second Quarter 2017 Highlights

•	Net Income: Net income was $36.6 million and earnings per diluted share was $0.18.

•	Comparable RevPAR: RevPAR was $203.21, a 2.0% increase from the comparable period of 2016.

•
Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 34.62%, a decrease of 96 basis points from the comparable period of 2016. Comparable hotel operating expenses increased approximately 2.7% from 2016, which was primarily due to property taxes. Excluding property taxes, the comparable hotel operating expense increase was 0.4% and Hotel Adjusted EBITDA margin increased 51 basis points.

•	Adjusted EBITDA: Adjusted EBITDA was $77.6 million, a decrease of $6.5 million from 2016.

•	Adjusted FFO: Adjusted FFO was $63.6 million and Adjusted FFO per diluted share was $0.32.

•	Term Loan: On April 26, 2017, the Company closed on a new five-year $200 million unsecured term loan.

•	Mortgage Loan Repayment: On April 26, 2017, the Company prepaid the $170.4 million mortgage loan secured by the Lexington Hotel New York with the proceeds from the new term loan.

•	Dividends: The Company declared a dividend of $0.125 per share during the second quarter, which was paid on July 12, 2017.
Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “We are pleased with our second quarter results and the ability to raise our full year guidance. Our second quarter results benefited from our asset management team's strong execution in limiting total hotel expense growth, excluding property taxes, to less than 1%. As we look forward, with approximately $150 million of cash on hand, no borrowings on our $300 million credit facility and most of our hotels unencumbered by debt, DiamondRock is poised to be opportunistic.”
Operating Results
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include our 2017 acquisitions for all periods presented and exclude our 2016 dispositions for all periods presented. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended June 30, 2017, the Company reported the following:

	Second Quarter
	2017	2016	Change
Comparable Operating Results (1)
ADR	$239.00	$233.36	2.4%
Occupancy	85.0%	85.4%	-0.4 percentage points
RevPAR	$203.21	$199.22	2.0%
Revenues	$243.3 million	$240.4 million	1.2%
Hotel Adjusted EBITDA Margin	34.62%	35.58%	-96 basis points

Actual Operating Results (2)
Revenues	$243.3 million	$256.7 million	-5.2%
Net income	$36.6 million	$44.2 million	-$7.6 million
Earnings per diluted share	$0.18	$0.22	-$0.04
Adjusted EBITDA	$77.6 million	$84.1 million	-$6.5 million
Adjusted FFO	$63.6 million	$63.1 million	$0.5 million
Adjusted FFO per diluted share	$0.32	$0.31	$0.01
(1) Comparable operating results include pre-acquisition operating results for Sedona L'Auberge and Sedona Orchards Inn from April 1, 2016 to June 30, 2016. The pre-acquisition operating results were obtained from the seller of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors. Additionally, 2016 amounts exclude the operating results of the three hotels sold during 2016: Orlando Airport Marriott, Hilton Minneapolis and Hilton Garden Inn Chelsea.
(2) Actual operating results for 2016 include the operating results of the three hotels sold during 2016 for the Company's respective ownership periods.

For the six months ended June 30, 2017, the Company reported the following:

	Year to Date
	2017	2016	Change
Comparable Operating Results (1)
ADR	$229.55	$225.97	1.6%
Occupancy	79.6%	79.2%	0.4 percentage points
RevPAR	$182.66	$179.06	2.0%
Revenues	$442.9 million	$437.8 million	1.2%
Hotel Adjusted EBITDA Margin	31.09%	31.59%	-50 basis points

Actual Operating Results (2)
Revenues	$439.5 million	$469.7 million	-6.4%
Net income	$45.5 million	$61.0 million	-$15.5 million
Earnings per diluted share	$0.23	$0.30	-$0.07
Adjusted EBITDA	$124.9 million	$134.5 million	-$9.6 million
Adjusted FFO	$100.2 million	$105.9 million	-$5.7 million
Adjusted FFO per diluted share	$0.50	$0.52	-$0.02

(1) Comparable operating results include pre-acquisition operating results for Sedona L'Auberge and Sedona Orchards Inn from January 1, 2017 to February 27, 2017 and January 1, 2016 to June 30, 2016. The pre-acquisition operating results were obtained from the seller of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors. Additionally, 2016 amounts exclude the three hotels sold during 2016: Orlando Airport Marriott, Hilton Minneapolis and Hilton Garden Inn Chelsea.
(2) Actual operating results for 2016 include the operating results of the three hotels sold during 2016 for the Company's respective ownership periods.

Financing Activity

On April 26, 2017, the Company entered into a new five-year $200 million unsecured term loan. The interest rate on the term loan is based on a pricing grid ranging from 145 to 220 basis points over LIBOR, based on the Company's leverage ratio. The interest rate is currently 145 basis points over LIBOR. The proceeds were used to prepay the $170.4 million mortgage loan secured by the Lexington Hotel New York and for general corporate purposes.

Capital Expenditures

The Company spent approximately $60.4 million on capital improvements during the six months ended June 30, 2017, primarily related to the third phase of the Chicago Marriott Downtown renovation and guest room renovations at the Gwen, Worthington Renaissance, Charleston Renaissance, and The Lodge at Sonoma. The Company expects to spend between $110 million and $120 million on capital improvements at its hotels in 2017. Significant projects include the following:

•
Chicago Marriott Downtown: The Company has completed the third phase of the multi-year renovation, which included the upgrade renovation of approximately 340 guest rooms. The Company expects to renovate the final 258 of 1,200 guest rooms during late 2017 with completion in early 2018.

•	The Gwen: The Company completed the renovation of the hotel's 311 guest rooms in April 2017.

•	Worthington Renaissance: The Company completed the renovation of the hotel's 504 guest rooms in January 2017.

•	Charleston Renaissance: The Company completed the renovation of the hotel's 166 guest rooms in February 2017.

•	The Lodge at Sonoma: The Company completed the renovation of the hotel's 182 guest rooms in April 2017.

Balance Sheet

As of June 30, 2017, the Company had $149.6 million of unrestricted cash on hand and approximately $943.7 million of total debt, which consisted of property-specific mortgage debt and $300.0 million of unsecured term loans. The Company has no outstanding borrowings on its $300 million senior unsecured credit facility and 20 of its 28 hotels are unencumbered by debt.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.125 per share to stockholders of record as of June 30, 2017. The dividend was paid on July 12, 2017.

Guidance
The Company is providing updated annual guidance for 2017, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  Comparable RevPAR assumes that all of the Company's 28 hotels were owned since January 1, 2016.

The Company is raising its 2017 guidance and expects the full year 2017 results to be as follows:

	Previous Guidance		Revised Guidance		Change at Midpoint
Metric	Low End	High End	Low End	High End

Comparable RevPAR Growth	-1.0 percent	1.0 percent	1.0 percent	2.0 percent	+ 150 bps
Adjusted EBITDA	$238.5 million	$251.5 million	$245 million	$253 million	+ $4 million
Adjusted FFO	$193 million	$203 million	$196 million	$203 million	+ $1.5 million
Adjusted FFO per share (based on 201.5 million shares)	$0.96 per share	$1.01 per share	$0.97 per share	$1.01 per share	+ $0.005 per share

The full year guidance range above reflects expected income tax expense of $10 to $12 million, expected interest expense of $38 million to $39 million and expected corporate expenses of $25 million.

The Company expects approximately 25% to 26% of its full year 2017 Adjusted EBITDA and 24.5% to 25.5% of its full year 2017 Adjusted FFO to be earned during the third quarter of 2017.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information for 2016. The operating information includes our 2017 acquisitions and excludes our 2016 dispositions for all periods presented.

	Quarter 1, 2016	Quarter 2, 2016	Quarter 3, 2016	Quarter 4, 2016	Full Year 2016
ADR	$217.33	$233.36	$224.91	$232.89	$227.35
Occupancy	73.1%	85.4%	84.0%	76.1%	79.6%
RevPAR	$158.88	$199.22	$188.88	$177.20	$181.06
Revenues (in thousands)	$197,395	$240,366	$226,957	$214,765	$879,483
Hotel Adjusted EBITDA (in thousands)	$52,775	$85,525	$71,997	$67,070	$277,367
% of full Year	19.0%	30.8%	26.0%	24.2%	100.0%
Hotel Adjusted EBITDA Margin	26.74%	35.58%	31.72%	31.23%	31.54%
Available Rooms	871,689	872,417	882,004	883,016	3,509,126
Earnings Call
The Company will host a conference call to discuss its second quarter results on Tuesday, August 8, 2017, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 47618518. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 28 premium quality hotels with over 9,600 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families such as Hilton and Marriott as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,”

“expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2017	December 31, 2016
ASSETS	(unaudited)
Property and equipment, net	$2,739,193	$2,646,676
Restricted cash	41,481	46,069
Due from hotel managers	99,150	77,928
Favorable lease assets, net	26,902	18,013
Prepaid and other assets (1)	40,640	37,682
Cash and cash equivalents	149,645	243,095
Total assets	$3,097,011	$3,069,463
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt, net of unamortized debt issuance costs	$645,798	$821,167
Term loan, net of unamortized debt issuance costs	297,922	99,372
Senior unsecured credit facility	—	—
Total debt	943,720	920,539

Deferred income related to key money, net	19,025	20,067
Unfavorable contract liabilities, net	71,690	72,646
Deferred ground rent	83,576	80,509
Due to hotel managers	63,774	58,294
Dividends declared and unpaid	25,548	25,567
Accounts payable and accrued expenses (2)	54,936	55,054
Total other liabilities	318,549	312,137
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 200,305,232 and 200,200,902 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	2,003	2,002
Additional paid-in capital	2,058,380	2,055,365
Accumulated deficit	(225,641)	(220,580)
Total stockholders’ equity	1,834,742	1,836,787
Total liabilities and stockholders’ equity	$3,097,011	$3,069,463

(1) Includes $23.1 million of deferred tax assets, $9.4 million and $6.0 million of prepaid expenses, and $8.1 million and $8.6 million of other assets as of June 30, 2017 and December 31, 2016, respectively.

(2) Includes $20.5 million of deferred tax liabilities, $15.2 million and $12.1 million of accrued property taxes, $5.1 million and $10.8 million of accrued capital expenditures, and $14.1 million and $11.7 million of other accrued liabilities as of June 30, 2017 and December 31, 2016, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rooms	$177,483	$186,113	$315,315	$335,556
Food and beverage	52,762	57,407	97,540	107,781
Other	13,027	13,144	26,627	26,361
Total revenues	243,272	256,664	439,482	469,698
Operating Expenses:
Rooms	41,565	43,257	78,466	81,971
Food and beverage	33,064	35,265	62,530	68,615
Management fees	6,949	8,772	12,961	15,381
Other hotel expenses	78,608	79,524	150,267	158,453
Depreciation and amortization	25,585	25,005	49,948	50,126
Hotel acquisition costs	22	—	2,273	—
Corporate expenses	6,828	6,736	13,090	12,736
Total operating expenses, net	192,621	198,559	369,535	387,282
Operating profit	50,651	58,105	69,947	82,416

Interest and other income, net	(192)	(68)	(551)	(118)
Interest expense	9,585	11,074	19,098	22,738
Loss on early extinguishment of debt	274	—	274	—
Gain on sales of hotel properties	—	(8,121)	—	(8,121)
Total other expenses, net	9,667	2,885	18,821	14,499
Income before income taxes	40,984	55,220	51,126	67,917
Income tax expense	(4,389)	(11,045)	(5,644)	(6,964)
Net income	$36,595	$44,175	$45,482	$60,953
Earnings per share:
Basic earnings per share	$0.18	$0.22	$0.23	$0.30
Diluted earnings per share	$0.18	$0.22	$0.23	$0.30

Weighted-average number of common shares outstanding:
Basic	200,810,323	201,273,767	200,732,639	201,133,321
Diluted	201,741,394	201,827,384	201,729,516	201,768,451

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDA, FFO and Hotel EBITDA

We adjust EBITDA, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBIDTA when combined with GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•
Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets. We exclude these non-cash items because they do not reflect the actual rent amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of favorable and unfavorable contracts recorded in conjunction with certain acquisitions because the non-cash amortization is based on historical cost accounting and is of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Costs: We exclude the transition costs associated with a change in hotel manager because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; bargain purchase gains incurred upon acquisition of a hotel; and gains from insurance proceeds.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses are based on historical cost accounting and represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$36,595	$44,175	$45,482	$60,953
Interest expense	9,585	11,074	19,098	22,738
Income tax expense	4,389	11,045	5,644	6,964
Real estate related depreciation and amortization	25,585	25,005	49,948	50,126
EBITDA	76,154	91,299	120,172	140,781
Non-cash ground rent	1,614	1,328	3,164	2,662
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)	(956)	(956)
Hotel acquisition costs	22	—	2,273	—
Loss on early extinguishment of debt	274	—	274	—
Gain on sale of hotel properties	—	(8,121)	—	(8,121)
Severance costs (1)	—	119	—	119
Adjusted EBITDA	$77,586	$84,147	$124,927	$134,485

(1) Classified as corporate expenses on the consolidated statements of operations.

	Full Year 2017 Guidance
	Low End	High End
Net income	$87,053	$95,053
Interest expense	39,000	38,000
Income tax expense	10,000	12,000
Real estate related depreciation and amortization	102,000	101,000
EBITDA	238,053	246,053
Non-cash ground rent	6,300	6,300
Non-cash amortization of favorable and unfavorable contracts, net	(1,900)	(1,900)
Acquisition costs	2,273	2,273
Loss on early extinguishment of debt	274	274
Adjusted EBITDA	$245,000	$253,000

Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$36,595	$44,175	$45,482	$60,953
Interest expense	9,585	11,074	19,098	22,738
Income tax expense (benefit)	4,389	11,045	5,644	6,964
Real estate related depreciation and amortization	25,585	25,005	49,948	50,126
EBITDA	76,154	91,299	120,172	140,781
Corporate expenses	6,828	6,736	13,090	12,736
Interest and other income, net	(192)	(68)	(551)	(118)
Hotel acquisition costs	22	—	2,273	—
Loss on early extinguishment of debt	274	—	274	—
Gain on sale of hotel properties	—	(8,121)	—	(8,121)
Hotel EBITDA	83,086	89,846	135,258	145,278
Non-cash ground rent	1,614	1,328	3,164	2,662
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)	(956)	(956)
Hotel Adjusted EBITDA	$84,222	$90,696	$137,466	$146,984

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2017	2016	2017	2016
Net income	$36,595	$44,175	$45,482	$60,953
Real estate related depreciation and amortization	25,585	25,005	49,948	50,126
Gain on sales of hotel properties, net of income tax	—	(7,010)	—	(7,010)
FFO	62,180	62,170	95,430	104,069
Non-cash ground rent	1,614	1,328	3,164	2,662
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)	(956)	(956)
Hotel acquisition costs	22	—	2,273	—
Loss on early extinguishment of debt	274	—	274	—
Severance costs (1)	—	119	—	119
Fair value adjustments to debt instruments	—	4	—	18
Adjusted FFO	$63,612	$63,143	$100,185	$105,912
Adjusted FFO per diluted share	$0.32	$0.31	$0.50	$0.52

(1) Classified as corporate expenses on the consolidated statements of operations.

	Full Year 2017 Guidance
	Low End	High End
Net income	$87,053	$95,053
Real estate related depreciation and amortization	102,000	101,000
FFO	189,053	196,053
Non-cash ground rent	6,300	6,300
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,900)	(1,900)
Acquisition costs	2,273	2,273
Loss on early extinguishment of debt	274	274
Adjusted FFO	$196,000	$203,000
Adjusted FFO per diluted share	$0.97	$1.01

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which includes the pre-acquisition results for our 2017 acquisitions and excludes the results for our 2016 dispositions (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$243,272	$256,664	$439,482	$469,698
Hotel revenues from prior ownership (1)	—	7,866	3,422	13,231
Hotel revenues from sold hotels (2)	—	(24,164)	—	(45,164)
Comparable Revenues	$243,272	$240,366	$442,904	$437,765

Hotel Adjusted EBITDA	$84,222	$90,696	$137,466	$146,984
Hotel Adjusted EBITDA from prior ownership (1)	—	2,163	229	2,970
Hotel Adjusted EBITDA from sold hotels (2)	—	(7,334)	—	(11,654)
Comparable Hotel Adjusted EBITDA	$84,222	$85,525	$137,695	$138,300

Hotel Adjusted EBITDA Margin	34.62%	35.34%	31.28%	31.29%
Comparable Hotel Adjusted EBITDA Margin	34.62%	35.58%	31.09%	31.59%

(1)
Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017 and January 1, 2016 to June 30, 2016, respectively. The pre-acquisition operating results were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2)	Amounts represent the historical operating results of the Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea for their respective ownership periods.

Comparable Hotel Operating Expenses
The following table sets forth hotel operating expenses for the three and six months ended June 30, 2017 and 2016 for each of the hotels that we owned as of June 30, 2017. Our GAAP hotel operating expenses for the three and six months ended June 30, 2017 consisted of the line items set forth below (dollars in thousands) under the column titled “As Reported.” The amounts reported in this column include amounts that are not comparable period-over-period. In order to reflect the period in 2017 comparable to our ownership period in 2016, the amounts in the column titled “Adjustments for Acquisitions and Dispositions” represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017 and January 1, 2016 to June 30, 2016 and excludes the operating results of the Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea for the time periods presented. We provide this important supplemental information to our investors because this information provides a useful means for investors to measure our operating performance on a comparative basis. See the column titled “Comparable."
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP in this release. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations at our hotels that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure. In particular, we note the pre-acquisition operating results set forth in the column titled “Adjustments for Acquisitions” were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the respective sellers. The pre-acquisition operating results were not audited or reviewed by our independent auditors.

	As Reported			Adjustments for Acquisitions/Dispositions		Comparable
	Three Months Ended June 30,					Three Months Ended June 30,
	2017	2016	% Change	2017	2016	2017	2016	% Change

Rooms departmental expenses	$41,565	$43,257	(3.9)%	$—	$(2,587)	$41,565	$40,670	2.2%
Food and beverage departmental expenses	33,064	35,265	(6.2)%	—	(2,052)	33,064	33,213	(0.4)%
Other direct departmental	3,092	3,056	1.2%	—	318	3,092	3,374	(8.4)%
General and administrative	19,511	20,598	(5.3)%	—	(1,360)	19,511	19,238	1.4%
Utilities	6,079	6,483	(6.2)%	—	(466)	6,079	6,017	1.0%
Repairs and maintenance	8,875	9,175	(3.3)%	—	(527)	8,875	8,648	2.6%
Sales and marketing	15,628	16,931	(7.7)%	—	(1,454)	15,628	15,477	1.0%
Franchise fees	6,015	5,749	4.6%	—	(344)	6,015	5,405	11.3%
Base management fees	5,816	6,296	(7.6)%	—	(453)	5,816	5,843	(0.5)%
Incentive management fees	1,133	2,476	(54.2)%	—	6	1,133	2,482	(54.4)%
Property taxes	13,871	10,656	30.2%	—	(485)	13,871	10,171	36.4%
Ground rent	2,617	3,726	(29.8)%	—	(1,411)	2,617	2,315	13.0%
Insurance	1,644	2,058	(20.1)%	—	(66)	1,644	1,992	(17.5)%
Other fixed expenses	1,276	1,092	16.8%	—	25	1,276	1,117	14.2%
Total hotel operating expenses	$160,186	$166,818	(4.0)%	$—	$(10,856)	$160,186	$155,962	2.7%

	As Reported			Adjustments for Acquisitions/Dispositions		Comparable
	Six Months Ended June 30,					Six Months Ended June 30,
	2017	2016	% Change	2017	2016	2017	2016	% Change

Rooms departmental expenses	$78,466	$81,971	(4.3)%	$773	$(5,066)	$79,239	$76,905	3.0%
Food and beverage departmental expenses	62,530	68,615	(8.9)%	919	(4,678)	63,449	63,937	(0.8)%
Other direct departmental	6,087	6,156	(1.1)%	257	584	6,344	6,740	(5.9)%
General and administrative	37,506	40,294	(6.9)%	416	(2,892)	37,922	37,402	1.4%
Utilities	12,139	13,295	(8.7)%	107	(974)	12,246	12,321	(0.6)%
Repairs and maintenance	17,560	18,491	(5.0)%	209	(1,148)	17,769	17,343	2.5%
Sales and marketing	29,429	32,615	(9.8)%	263	(2,994)	29,692	29,621	0.2%
Franchise fees	11,046	11,037	0.1%	—	(573)	11,046	10,464	5.6%
Base management fees	10,360	11,612	(10.8)%	84	(915)	10,444	10,697	(2.4)%
Incentive management fees	2,601	3,769	(31.0)%	—	—	2,601	3,769	(31.0)%
Property taxes	26,101	22,910	13.9%	82	(1,003)	26,183	21,907	19.5%
Ground rent	5,130	7,525	(31.8)%	—	(2,901)	5,130	4,624	10.9%
Insurance	3,332	3,848	(13.4)%	45	(165)	3,377	3,683	(8.3)%
Other fixed expenses	1,937	2,282	(15.1)%	41	(10)	1,978	2,272	(12.9)%
Total hotel operating expenses	$304,224	$324,420	(6.2)%	$3,196	$(22,735)	$307,420	$301,685	1.9%

Market Capitalization as of June 30, 2017
(in thousands)
Enterprise Value

Common equity capitalization (at June 30, 2017 closing price of $10.95/share)	$2,206,000
Consolidated debt (face amount)	950,981
Cash and cash equivalents	(149,645)
Total enterprise value	$3,007,336
Share Reconciliation

Common shares outstanding	200,305
Unvested restricted stock held by management and employees	627
Share grants under deferred compensation plan	529
Combined shares outstanding	201,461

Debt Summary as of June 30, 2017
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Marriott Salt Lake City Downtown	4.25%	Fixed	$57,523	November 2020
Westin Washington D.C. City Center	3.99%	Fixed	65,847	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	28,585	April 2023
Westin San Diego	3.94%	Fixed	65,571	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	84,761	August 2024
Renaissance Worthington	3.66%	Fixed	84,878	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	64,051	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	199,765	November 2025
Debt issuance costs, net			(5,183)
Total mortgage debt, net of unamortized debt issuance costs			$645,798

Unsecured term loan	LIBOR + 1.45(1)	Variable	100,000	May 2021
Unsecured term loan	LIBOR + 1.45(2)	Variable	200,000	April 2022
Debt issuance costs, net			(2,078)
Unsecured term loans, net of unamortized debt issuance costs			$297,922

Senior unsecured credit facility	LIBOR + 1.50	Variable	$—	May 2020 (3)

Total debt, net of unamortized debt issuance costs			$943,720

Weighted-average interest rate of fixed rate debt	4.22%
Total weighted-average interest rate	3.69%

(1)	The interest rate as of June 30, 2017 was 2.51%.

(2)	The interest rate as of June 30, 2017 was 2.50%.

(3)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – Second Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	2Q 2017	2Q 2016	B/(W)	2Q 2017	2Q 2016	B/(W)	2Q 2017	2Q 2016	B/(W)	2Q 2017	2Q 2016	B/(W)
Atlanta Alpharetta Marriott	$164.29	$171.07	(4.0)%	82.5%	77.6%	4.9%	$135.61	$132.78	2.1%	34.02%	35.89%	-187 bps
Bethesda Marriott Suites	$185.30	$182.79	1.4%	83.3%	84.6%	(1.3)%	$154.42	$154.63	(0.1)%	36.02%	38.02%	-200 bps
Boston Westin	$282.66	$264.70	6.8%	88.0%	87.1%	0.9%	$248.75	$230.60	7.9%	38.68%	38.18%	50 bps
Hilton Boston Downtown	$327.05	$308.62	6.0%	93.6%	93.9%	(0.3)%	$306.01	$289.82	5.6%	47.13%	46.20%	93 bps
Hilton Burlington	$175.89	$178.81	(1.6)%	84.4%	85.0%	(0.6)%	$148.43	$152.06	(2.4)%	41.37%	43.29%	-192 bps
Renaissance Charleston	$265.72	$253.81	4.7%	92.3%	94.0%	(1.7)%	$245.23	$238.64	2.8%	46.02%	46.54%	-52 bps
Chicago Marriott	$242.44	$243.58	(0.5)%	82.2%	83.3%	(1.1)%	$199.26	$202.88	(1.8)%	33.53%	38.67%	-514 bps
Chicago Gwen	$245.87	$225.43	9.1%	84.0%	86.2%	(2.2)%	$206.45	$194.28	6.3%	34.10%	37.79%	-369 bps
Courtyard Denver Downtown	$214.81	$211.62	1.5%	83.4%	84.6%	(1.2)%	$179.06	$178.98	—%	51.25%	52.39%	-114 bps
Courtyard Fifth Avenue	$277.10	$270.48	2.4%	91.0%	92.3%	(1.3)%	$252.12	$249.74	1.0%	25.26%	25.45%	-19 bps
Courtyard Midtown East	$269.84	$272.85	(1.1)%	93.5%	95.0%	(1.5)%	$252.23	$259.21	(2.7)%	33.65%	35.43%	-178 bps
Fort Lauderdale Westin	$186.42	$190.41	(2.1)%	84.6%	93.6%	(9.0)%	$157.79	$178.22	(11.5)%	36.65%	38.47%	-182 bps
Frenchman's Reef	$260.47	$233.85	11.4%	85.5%	88.7%	(3.2)%	$222.79	$207.51	7.4%	23.59%	23.19%	40 bps
JW Marriott Denver Cherry Creek	$270.82	$277.31	(2.3)%	83.2%	81.4%	1.8%	$225.30	$225.81	(0.2)%	35.64%	38.66%	-302 bps
Inn at Key West	$187.05	$189.50	(1.3)%	77.0%	85.7%	(8.7)%	$144.04	$162.37	(11.3)%	45.49%	45.26%	23 bps
Sheraton Suites Key West	$242.52	$239.78	1.1%	92.6%	90.8%	1.8%	$224.46	$217.77	3.1%	44.98%	43.13%	185 bps
Lexington Hotel New York	$254.99	$249.39	2.2%	95.1%	95.2%	(0.1)%	$242.42	$237.36	2.1%	22.94%	23.53%	-59 bps
Hotel Rex	$202.26	$228.36	(11.4)%	82.6%	87.7%	(5.1)%	$167.10	$200.28	(16.6)%	29.38%	36.89%	-751 bps
Salt Lake City Marriott	$160.23	$152.89	4.8%	80.9%	74.0%	6.9%	$129.66	$113.09	14.7%	38.03%	35.33%	270 bps
L'Auberge de Sedona	$592.67	$492.58	20.3%	79.5%	76.7%	2.8%	$471.14	$377.80	24.7%	30.02%	25.08%	494 bps
Orchards Inn Sedona	$245.99	$216.52	13.6%	86.3%	83.5%	2.8%	$212.39	$180.69	17.5%	39.21%	34.16%	505 bps
Shorebreak	$224.60	$221.47	1.4%	82.6%	82.7%	(0.1)%	$185.61	$183.09	1.4%	23.48%	33.80%	-1032 bps
The Lodge at Sonoma	$329.76	$312.21	5.6%	72.7%	82.5%	(9.8)%	$239.79	$257.49	(6.9)%	32.90%	32.57%	33 bps
Hilton Garden Inn Times Square Central	$256.68	$259.62	(1.1)%	98.0%	97.2%	0.8%	$251.46	$252.33	(0.3)%	36.26%	35.92%	34 bps
Vail Marriott	$168.86	$160.01	5.5%	54.9%	53.9%	1.0%	$92.75	$86.21	7.6%	(5.30)%	1.24%	-654 bps
Westin San Diego	$197.51	$187.94	5.1%	85.4%	84.5%	0.9%	$168.62	$158.73	6.2%	38.47%	35.51%	296 bps
Westin Washington D.C. City Center	$250.45	$259.45	(3.5)%	90.2%	91.1%	(0.9)%	$225.85	$236.31	(4.4)%	46.69%	45.77%	92 bps
Renaissance Worthington	$183.50	$184.87	(0.7)%	78.7%	75.4%	3.3%	$144.48	$139.31	3.7%	39.91%	39.67%	24 bps
Comparable Total (1)	$239.00	$233.36	2.4%	85.0%	85.4%	(0.4)%	$203.21	$199.22	2.0%	34.62%	35.58%	-96 bps

(1)	Amounts include the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from April 1, 2016 to June 30, 2016 and exclude the three hotels sold in 2016.

Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2017	YTD 2016	B/(W)	YTD 2017	YTD 2016	B/(W)	YTD 2017	YTD 2016	B/(W)	YTD 2017	YTD 2016	B/(W)
Atlanta Alpharetta Marriott	$171.24	$177.54	(3.5)%	76.4%	73.3%	3.1%	$130.82	$130.08	0.6%	33.69%	35.76%	-207 bps
Bethesda Marriott Suites	$178.58	$173.45	3.0%	76.7%	72.6%	4.1%	$137.04	$125.94	8.8%	31.62%	30.34%	128 bps
Boston Westin	$250.32	$236.15	6.0%	77.8%	79.2%	(1.4)%	$194.85	$186.97	4.2%	31.56%	30.59%	97 bps
Hilton Boston Downtown	$273.08	$262.60	4.0%	83.2%	85.3%	(2.1)%	$227.24	$224.09	1.4%	37.03%	37.82%	-79 bps
Hilton Burlington	$152.25	$155.50	(2.1)%	75.9%	76.5%	(0.6)%	$115.56	$118.98	(2.9)%	31.65%	35.46%	-381 bps
Renaissance Charleston	$256.02	$229.83	11.4%	74.9%	90.2%	(15.3)%	$191.71	$207.31	(7.5)%	36.24%	40.85%	-461 bps
Chicago Marriott	$213.45	$217.00	(1.6)%	65.9%	61.8%	4.1%	$140.71	$134.20	4.9%	21.31%	21.69%	-38 bps
Chicago Gwen	$216.58	$199.94	8.3%	64.7%	70.7%	(6.0)%	$140.14	$141.32	(0.8)%	20.25%	23.59%	-334 bps
Courtyard Denver Downtown	$202.48	$199.18	1.7%	77.4%	80.2%	(2.8)%	$156.81	$159.68	(1.8)%	46.82%	47.51%	-69 bps
Courtyard Fifth Avenue	$239.82	$240.81	(0.4)%	87.1%	85.3%	1.8%	$208.99	$205.39	1.8%	12.20%	13.74%	-154 bps
Courtyard Midtown East	$235.75	$240.70	(2.1)%	87.7%	90.2%	(2.5)%	$206.80	$217.20	(4.8)%	23.28%	25.26%	-198 bps
Fort Lauderdale Westin	$213.57	$222.00	(3.8)%	90.3%	95.6%	(5.3)%	$192.82	$212.23	(9.1)%	41.60%	43.64%	-204 bps
Frenchman's Reef	$306.95	$285.65	7.5%	88.2%	89.0%	(0.8)%	$270.82	$254.30	6.5%	30.41%	30.76%	-35 bps
JW Marriott Denver Cherry Creek	$257.69	$267.08	(3.5)%	78.8%	79.2%	(0.4)%	$203.12	$211.54	(4.0)%	32.26%	35.08%	-282 bps
Inn at Key West	$213.30	$227.04	(6.1)%	78.8%	91.1%	(12.3)%	$168.15	$206.82	(18.7)%	51.26%	50.00%	126 bps
Sheraton Suites Key West	$270.15	$278.09	(2.9)%	93.0%	93.1%	(0.1)%	$251.11	$259.04	(3.1)%	48.78%	48.10%	68 bps
Lexington Hotel New York	$218.18	$219.60	(0.6)%	91.2%	88.1%	3.1%	$198.91	$193.42	2.8%	8.03%	11.17%	-314 bps
Hotel Rex	$224.58	$239.01	(6.0)%	79.4%	83.4%	(4.0)%	$178.34	$199.43	(10.6)%	32.30%	36.02%	-372 bps
Salt Lake City Marriott	$165.26	$158.77	4.1%	78.9%	69.8%	9.1%	$130.31	$110.79	17.6%	40.86%	34.78%	608 bps
L'Auberge de Sedona (1)	$601.65	$501.20	20.0%	80.0%	76.4%	3.6%	$481.61	$382.71	25.8%	30.75%	26.01%	474 bps
Orchards Inn Sedona (1)	$248.99	$220.22	13.1%	87.7%	84.9%	2.8%	$218.26	$186.91	16.8%	40.19%	36.81%	338 bps
Shorebreak	$222.24	$218.53	1.7%	72.5%	79.1%	(6.6)%	$161.05	$172.92	(6.9)%	20.63%	29.77%	-914 bps
The Lodge at Sonoma	$295.91	$271.24	9.1%	57.4%	78.0%	(20.6)%	$169.74	$211.57	(19.8)%	19.01%	26.70%	-769 bps
Hilton Garden Inn Times Square Central	$216.35	$221.61	(2.4)%	96.6%	95.6%	1.0%	$209.01	$211.80	(1.3)%	25.29%	26.95%	-166 bps
Vail Marriott	$326.95	$317.45	3.0%	73.2%	71.6%	1.6%	$239.43	$227.15	5.4%	39.33%	41.35%	-202 bps
Westin San Diego	$197.50	$187.57	5.3%	85.0%	84.1%	0.9%	$167.87	$157.72	6.4%	40.05%	37.62%	243 bps
Westin Washington D.C. City Center	$241.03	$235.06	2.5%	86.6%	85.7%	0.9%	$208.68	$201.41	3.6%	43.38%	40.49%	289 bps
Renaissance Worthington	$184.07	$183.79	0.2%	78.1%	71.2%	6.9%	$143.73	$130.88	9.8%	39.93%	37.10%	283 bps
Total	$229.16	$225.89	1.4%	79.6%	79.4%	0.2%	$182.48	$179.27	1.8%	31.28%	31.29%	-1 bps
Comparable Total (2)	$229.55	$225.97	1.6%	79.6%	79.2%	0.4%	$182.66	$179.06	2.0%	31.09%	31.59%	-50 bps

(1)
Hotels were acquired on February 28, 2017. Amounts reflect the operating results these hotels for the period from February 28, 2017 to June 30, 2017 and February 28, 2016 to June 30, 2016, respectively.

(2)
Amounts include the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017 and January 1, 2016 to March 31, 2016, respectively, and exclude the three hotels sold in 2016.

Hotel Adjusted EBITDA Reconciliation
	Second Quarter 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$5,291	$1,415	$385	$—	$—	$1,800
Bethesda Marriott Suites	$4,991	$(60)	$345	$—	$1,513	$1,798
Boston Westin	$28,627	$6,686	$2,192	$2,246	$(51)	$11,073
Hilton Boston Downtown	$11,868	$4,356	$1,237	$—	$—	$5,593
Hilton Burlington	$4,525	$1,356	$516	$—	$—	$1,872
Renaissance Charleston	$4,135	$1,541	$394	$—	$(32)	$1,903
Chicago Marriott	$31,455	$7,142	$3,735	$68	$(397)	$10,548
Chicago Gwen	$7,959	$1,640	$1,074	$—	$—	$2,714
Courtyard Denver Downtown	$3,081	$1,281	$298	$—	$—	$1,579
Courtyard Fifth Avenue	$4,411	$615	$447	$—	$52	$1,114
Courtyard Midtown East	$7,631	$912	$660	$996	$—	$2,568
Fort Lauderdale Westin	$11,457	$2,902	$1,297	$—	$—	$4,199
Frenchman's Reef	$17,178	$2,420	$1,633	$—	$—	$4,053
JW Marriott Denver Cherry Creek	$6,426	$1,073	$507	$710	$—	$2,290
Inn at Key West	$1,796	$623	$194	$—	$—	$817
Sheraton Suites Key West	$4,729	$1,835	$292	$—	$—	$2,127
Lexington Hotel New York	$16,702	$(108)	$3,472	$460	$8	$3,832
Hotel Rex	$1,593	$328	$140	$—	$—	$468
Salt Lake City Marriott	$8,056	$1,891	$531	$642	$—	$3,064
L'Auberge de Sedona	$6,988	$1,591	$507	$—	$—	$2,098
Orchards Inn Sedona	$2,479	$682	$234	$—	$56	$972
Shorebreak	$3,697	$437	$446	$—	$(15)	$868
The Lodge at Sonoma	$6,343	$1,327	$467	$293	$—	$2,087
Hilton Garden Inn Times Square Central	$6,545	$1,582	$791	$—	$—	$2,373
Vail Marriott	$4,947	$(758)	$496	$—	$—	$(262)
Westin San Diego	$9,096	$1,749	$1,088	$662	$—	$3,499
Westin Washington D.C. City Center	$10,401	$2,846	$1,306	$704	$—	$4,856
Renaissance Worthington	$10,865	$2,626	$901	$807	$2	$4,336
Total	$243,272	$49,930	$25,585	$7,588	$1,136	$84,222

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation
	Second Quarter 2016
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$5,274	$1,533	$360	$—	$—	$1,893
Bethesda Marriott Suites	$5,031	$24	$356	$—	$1,533	$1,913
Boston Westin	$29,014	$6,655	$2,199	$2,283	$(60)	$11,077
Hilton Boston Downtown	$11,314	$4,032	$1,195	$—	$—	$5,227
Hilton Burlington	$4,756	$1,583	$476	$—	$—	$2,059
Renaissance Charleston	$3,971	$1,631	$249	$—	$(32)	$1,848
Hilton Garden Inn Chelsea	$3,747	$1,092	$240	$—	$—	$1,332
Chicago Marriott	$31,358	$9,018	$3,476	$28	$(397)	$12,125
Chicago Gwen	$7,045	$1,961	$701	$—	$—	$2,662
Courtyard Denver Downtown	$3,050	$1,312	$286	$—	$—	$1,598
Courtyard Fifth Avenue	$4,374	$222	$448	$391	$52	$1,113
Courtyard Midtown East	$7,872	$1,112	$669	$1,008	$—	$2,789
Fort Lauderdale Westin	$12,255	$3,546	$1,169	$—	$—	$4,715
Frenchman's Reef	$16,963	$2,330	$1,604	$—	$—	$3,934
JW Marriott Denver Cherry Creek	$6,523	$1,288	$515	$719	$—	$2,522
Inn at Key West	$2,026	$733	$184	$—	$—	$917
Sheraton Suites Key West	$4,653	$1,493	$514	$—	$—	$2,007
Lexington Hotel New York	$16,372	$(892)	$3,405	$1,331	$8	$3,852
Minneapolis Hilton	$15,370	$2,283	$1,455	$1,246	$(240)	$4,744
Orlando Airport Marriott	$5,047	$1,258	$—	$—	$—	$1,258
Hotel Rex	$1,930	$568	$144	$—	$—	$712
Salt Lake City Marriott	$7,190	$1,364	$517	$659	$—	$2,540
Shorebreak	$3,612	$864	$372	$—	$(15)	$1,221
The Lodge at Sonoma	$6,863	$1,570	$366	$299	$—	$2,235
Hilton Garden Inn Times Square Central	$6,582	$1,587	$777	$—	$—	$2,364
Vail Marriott	$4,847	$(416)	$476	$—	$—	$60
Westin San Diego	$8,557	$1,329	$1,034	$676	$—	$3,039
Westin Washington D.C. City Center	$10,618	$2,903	$1,233	$724	$—	$4,860
Renaissance Worthington	$10,450	$2,750	$585	$808	$2	$4,145
Total	$256,664	$54,733	$25,005	$10,172	$851	$90,696
Add: Prior Ownership Results(2)	$7,866	$1,197	$934	$—	$32	$2,163
Less: Sold Hotels (3)	$(24,164)	$(4,633)	$(1,695)	$(1,246)	$240	$(7,334)
Comparable Total	$240,366	$51,297	$24,244	$8,926	$1,123	$85,525

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manger transition costs.

(2)	Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from April 1, 2016 to June 30, 2016.

(3)	Amounts represent the operating results of the three hotels sold in 2016: Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$10,306	$2,702	$770	$—	$—	$3,472
Bethesda Marriott Suites	$8,922	$(909)	$693	$—	$3,037	$2,821
Boston Westin	$46,928	$6,079	$4,373	$4,477	$(120)	$14,809
Hilton Boston Downtown	$18,006	$4,194	$2,473	$—	$—	$6,667
Hilton Burlington	$7,049	$1,199	$1,032	$—	$—	$2,231
Renaissance Charleston	$6,479	$1,686	$725	$—	$(63)	$2,348
Chicago Marriott	$47,176	$3,529	$7,214	$103	$(795)	$10,051
Chicago Gwen	$10,501	$197	$1,929	$—	$—	$2,126
Courtyard Denver Downtown	$5,395	$1,945	$581	$—	$—	$2,526
Courtyard Fifth Avenue	$7,306	$(108)	$896	$—	$103	$891
Courtyard Midtown East	$12,522	$(391)	$1,321	$1,985	$—	$2,915
Fort Lauderdale Westin	$26,185	$8,326	$2,566	$—	$—	$10,892
Frenchman's Reef	$39,034	$8,580	$3,290	$—	$—	$11,870
JW Marriott Denver Cherry Creek	$11,577	$1,304	$1,015	$1,416	$—	$3,735
Inn at Key West	$4,009	$1,667	$388	$—	$—	$2,055
Sheraton Suites Key West	$10,225	$4,409	$579	$—	$—	$4,988
Lexington Hotel New York	$27,500	$(6,678)	$6,942	$1,927	$16	$2,207
Hotel Rex	$3,468	$836	$284	$—	$—	$1,120
Salt Lake City Marriott	$17,287	$4,734	$1,049	$1,281	$—	$7,064
L'Auberge de Sedona	$9,360	$2,186	$692	$—	$—	$2,878
Orchards Inn Sedona	$3,446	$1,018	$311	$—	$56	$1,385
Shorebreak	$6,229	$469	$845	$—	$(29)	$1,285
The Lodge at Sonoma	$9,387	$342	$858	$584	$—	$1,784
Hilton Garden Inn Times Square Central	$10,881	$1,170	$1,582	$—	$—	$2,752
Vail Marriott	$21,202	$7,339	$999	$—	$—	$8,338
Westin San Diego	$18,534	$3,907	$2,196	$1,320	$—	$7,423
Westin Washington D.C. City Center	$18,821	$4,169	$2,589	$1,406	$—	$8,164
Renaissance Worthington	$21,747	$5,317	$1,756	$1,606	$4	$8,683
Total	$439,482	$69,218	$49,948	$16,105	$2,209	$137,466
Add: Prior Ownership Results (2)	$3,422	$(293)	$522	$—	$—	$229
Comparable Total	$442,904	$68,925	$50,470	$16,105	$2,209	$137,695

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manger transition costs.

(2)	Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2016
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$10,491	$3,034	$718	$—	$—	$3,752
Bethesda Marriott Suites	$8,341	$(1,247)	$713	$—	$3,065	$2,531
Boston Westin	$47,338	$5,626	$4,402	$4,574	$(120)	$14,482
Hilton Boston Downtown	$17,902	$4,339	$2,424	$—	$8	$6,771
Hilton Burlington	$7,553	$1,735	$943	$—	$—	$2,678
Renaissance Charleston	$7,070	$2,451	$500	$—	$(63)	$2,888
Hilton Garden Inn Chelsea	$6,260	$1,062	$601	$—	$—	$1,663
Chicago Marriott	$43,734	$3,421	$6,414	$444	$(795)	$9,484
Chicago Gwen	$10,202	$1,048	$1,359	$—	$—	$2,407
Courtyard Denver Downtown	$5,504	$2,043	$572	$—	$—	$2,615
Courtyard Fifth Avenue	$7,207	$(1,214)	$889	$1,212	$103	$990
Courtyard Midtown East	$13,121	$(42)	$1,341	$2,016	$—	$3,315
Fort Lauderdale Westin	$27,999	$9,882	$2,337	$—	$—	$12,219
Frenchman's Reef	$38,722	$8,694	$3,217	$—	$—	$11,911
JW Marriott Denver Cherry Creek	$12,431	$1,883	$1,040	$1,438	$—	$4,361
Inn at Key West	$4,844	$2,059	$363	$—	$—	$2,422
Sheraton Suites Key West	$10,618	$4,079	$1,028	$—	$—	$5,107
Lexington Hotel New York	$26,792	$(6,464)	$6,772	$2,670	$15	$2,993
Minneapolis Hilton	$24,788	$(13)	$2,917	$2,514	$(482)	$4,936
Orlando Airport Marriott	$14,116	$4,482	$573	$—	$—	$5,055
Hotel Rex	$3,889	$1,115	$286	$—	$—	$1,401
Salt Lake City Marriott	$14,403	$2,626	$1,062	$1,322	$—	$5,010
Shorebreak	$6,926	$1,344	$747	$—	$(29)	$2,062
The Lodge at Sonoma	$12,338	$1,962	$733	$599	$—	$3,294
Hilton Garden Inn Times Square Central	$11,083	$1,433	$1,554	$—	$—	$2,987
Vail Marriott	$20,262	$7,423	$956	$—	$—	$8,379
Westin San Diego	$17,677	$3,236	$2,060	$1,354	$—	$6,650
Westin Washington D.C. City Center	$18,305	$3,507	$2,452	$1,453	$—	$7,412
Renaissance Worthington	$19,782	$4,567	$1,153	$1,615	$4	$7,339
Total	$469,698	$74,071	$50,126	$21,211	$1,706	$146,984
Add: Prior Ownership Results(2)	$13,231	$1,071	$1,867	$—	$32	$2,970
Less: Sold Hotels (3)	$(45,164)	$(5,531)	$(4,091)	$(2,514)	$482	$(11,654)
Comparable Total	$437,765	$69,611	$47,902	$18,697	$2,220	$138,300

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manger transition costs.

(2)	Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2016 to June 30, 2016.

(3)	Amounts represent the operating results of the three hotels sold in 2016: Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea.